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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 23, 1998 by and between MetroWeb Technologies, Inc., a Delaware corporation with its principal place of business at _________________ (the "Company"), and _____________ residing at _______________ (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on October 23, 1998 (the "Commencement Date") and ending on October 23, 2001 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

     2. TITLE; CAPACITY. The Employee shall serve as _______ or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him and that are commensurate with his title. Beginning no later than the closing of the Company's initial preferred stock financing, the Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     3.   COMPENSATION AND BENEFITS.

          3.1 SALARY. The Company shall pay the Employee an annual base salary of $______ for the one-year period commencing on the Commencement Date. Such salary shall be subject to increase thereafter as determined by the Board.

          3.2 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to three weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee.

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          3.3  REIMBURSEMENT OF EXPENSES. The Company shall reimburse the
Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

          3.4 BONUS. The Employee shall be eligible for the bonus program indicated in SCHEDULE A to this Agreement.

     4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1 After October 23, 2001, at the election of either party upon not less than 30 days' prior written notice;

          4.2 At the election of the Company, for cause (as defined below), immediately upon written notice by the Company to the Employee. For the purposes of this Agreement, "cause" for termination shall mean (a) the Employee's gross negligence or willful or intentional misconduct in the performance of his or her duties on behalf of the Company and, in the case of misconduct, the failure to refrain from such misconduct after written notice thereof; (b) any act of dishonesty which adversely affects the Company or any act or omission which constitutes a knowing and intentional violation of law on the part of the Employee and which adversely affects the Company; (c) such Employee's breach of his fiduciary duty of loyalty or care to the Company; or (d) the substantial and continuing, after reasonable written notice thereof, failure of the Employee to render services to the Company in accordance with his assigned duties, which materially and adversely affects or is reasonably likely to materially and adversely affect the business, financial condition, operations, property or affairs of the Company;

          4.3 At the election of the Employee, for Good Reason (as defined below), immediately upon written notice by the Employee to the Company. For the purposes of this Agreement, "Good Reason" shall exist upon (i) mutual agreement of the Employee and the Board of Directors of the Company that Good Reason exists; (ii) the Employee being required by the Company to relocate from the area within fifty (50) miles of the intersection of Interstates 93 and 495, prior to October 23, 2001 without the consent of the Employee; (iii) relocation of the Employee's primary place of business to a location that results in an increase in the Employee's daily one way commute of at least 35 miles prior to October 23, 2001; (iv) reduction of the Employee's annual base salary or health insurance and similar benefits; (v) any material breach by the Company or any successor thereto of any agreement to which the Employee and the Company are parties, which breach is not cured within 10 days after written notice thereof; or (vi) demotion of the Employee to a position below that of Vice President and/or requiring the Employee to report to an employee of the Company other than the then-current Chief Executive Officer of the Company;

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          4.4  Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

          4.5 At the election of the Company, without cause (as defined in Section 4.2), upon not less than four weeks' prior written notice of termination.

          4.6 At the election of the Employee, without Good Reason (as defined in Section 4.3), upon not less than four weeks' prior written notice of termination.

     5.   EFFECT OF TERMINATION.

          5.1 TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. In the event the Employee's employment is terminated by the Company pursuant to Section 4.2 or by the Employee pursuant to Section 4.6, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

          5.2 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event the Employee's employment is terminated by the Company pursuant to Section 4.5 or by the Employee pursuant to Section 4.3, the Company shall continue the compensation and benefits payable to him under Section 3 for (i) twelve months or (ii) until the expiration of the Employment Period, whichever is longer (the "Payment Period"). The Company shall be permitted to reduce the health insurance benefits payable to the Employee by the Company during the Payment Period to the extent the Employee receives health insurance benefits, comparable to those received by the Employee immediately prior to the termination of his employment, from a third party. Beginning six (6) months after the termination of the Employee's employment, the Company shall be permitted to reduce the cash compensation payable to the Employee by the Company during the Payment Period to the extent the Employee receives actual cash compensation from third party employment from time to time after such six (6) month period and during the Payment Period. Beginning six (6) months after such employment termination, whenever the Employee receives cash compensation from third party employment, the Employee shall promptly notify the Company and the Company shall be entitled to deduct the amount of such compensation (before withholdings and taxes) from the next payment to be made by the Company to the Employee. Employee shall, upon written request of the Company, from time to time, confirm whether or not the Employee is employed and, if employed, the amount of cash compensation received by the Employee pursuant to such employment. The Employee shall have no obligation to seek employment after the termination of his employment with the Company.


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          5.3  TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated pursuant to Section 4.4, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

          5.4 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

     6. NON-COMPETITION AND NON-SOLICITATION. While the Employee is employed by the Company and for a period of 12 months after the termination or expiration thereof, or until payments pursuant to Section 5.2 have ceased, if longer, the Employee will not directly or indirectly:

          (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company's business, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed or sold, or planned to be developed, manufactured, marketed or sold, by the Company or any of its subsidiaries while the Employee was employed by the Company; or

          (b) Either alone or in association with others (i) solicit any employee of the Company to leave the employ of the Company or (ii) solicit for employment (or solicit to engage as an independent contractor) or hire as an employee (or engage as a consultant) any person who was an employee of the Company at the time of the termination or cessation of the Employee's employment with the Company.

          (c) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

          Notwithstanding the foregoing, beginning 12 months after the termination or expiration of the Employee's employment with the Company, the Employee may, in his sole discretion, notify the Company to cease payments pursuant to Section 5.2. Upon delivery of such notice, the Employee shall no longer be bound by this Section 6.


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     7.   PROPRIETARY INFORMATION AND DEVELOPMENTS.

          7.1  PROPRIETARY INFORMATION.

          (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, projects, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

          (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

          (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

          7.2  DEVELOPMENTS.

          (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

          (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises

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and not using the Company's tools, devices, equipment or Proprietary
Information. The Employee also hereby waives all claims to moral rights in any Developments.

          (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          7.3 OTHER AGREEMENTS. Except as disclosed on SCHEDULE B, the Employee hereby represents that, to his knowledge, he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. ENTIRE AGREEMENT. This Agreement and the Stock Restriction Agreement of even date hereof constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or


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business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  MISCELLANEOUS.

          14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    METROWEB TECHNOLOGIES, INC.



                                    By:________________________________

                                    Title:_____________________________


                                    EMPLOYEE


                                    ___________________________________


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